As filed with the Securities and Exchange Commission on December 14, 2007
Registration No. 333-115976

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-0694415 (I.R.S. Employer Identification Number)

1111 Louisiana Houston, Texas (Address of principal executive offices)	77002 (Zip code)

CENTERPOINT ENERGY, INC. SAVINGS PLAN
(Full title of the plan)

Rufus S. Scott
Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary
1111 Louisiana
Houston, Texas 77002
(713) 207-1111
(Name and address, including zip code, and telephone number, including area code, of agent for service)

EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. Exhibits
SIGNATURES
Exhibit Index
Opinion of Baker Botts L.L.P.
Consent of Deloitte & Touche LLP

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-115976) is being filed to provide the opinion of counsel required as an exhibit by Part II, Item 8 of Form S-8 with respect to original issuance securities. Securities issued pursuant to the CenterPoint Energy, Inc. Savings Plan (the “Plan”) prior to the filing of this Amendment No. 1 have not been original issuance securities and therefore did not require an opinion of counsel. Following the effective time of this Amendment No. 1, CenterPoint Energy, Inc. may issue original issuance securities pursuant to the Plan and is therefore filing with this Amendment No. 1 the required opinion of counsel.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. Exhibits
     The following documents are filed as part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 or incorporated by reference herein:

			SEC File or
Exhibit		Report or	Registration	Exhibit
Number	Document Description	Registration Statement	Number	Reference

4.1* -	Amended and Restated Articles of Incorporation of CenterPoint Energy, Inc.	Registration Statement on Form S-4 of CenterPoint Energy, Inc.	3-69502	3.1

4.2* -	Articles of Amendment to the Amended and Restated Articles of Incorporation of CenterPoint Energy, Inc.	Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2001	1-31447	3.1.1

4.3* -	Amended and Restated Bylaws of CenterPoint Energy, Inc.	Form 8-K of CenterPoint Energy, Inc. filed October 31, 2007	1-31447	3.1

4.4* -	Form of CenterPoint Energy Stock Certificate	Registration Statement on Form S-4 of CenterPoint Energy, Inc.	3-69502	4.1

4.5* -	Rights Agreement dated as of January 1, 2002 between CenterPoint Energy, Inc. and JPMorgan Chase Bank, as Rights Agent	Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2001	1-31447	4.2

4.6* -	Statement of Resolution Establishing Series of Shares designated Series A Preferred Stock and Form of Rights Certificate	Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2001	1-31447	3.3

5.1 -	Opinion of Baker Botts L.L.P.

23.1 -	Consent of Deloitte & Touche LLP

23.2 -	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1*-	Powers of Attorney	Included on the signature page of Registration Statement on Form S-8 of CenterPoint Energy, Inc.	3-115976	24.1

*	Incorporated herein by reference as indicated.
The registrant undertakes that the Savings Plan and any amendment thereto have been or will be submitted to the Internal Revenue Service (“IRS”) in a timely manner and all changes required by the IRS for the Savings Plan to be qualified under Section 401 of the Internal Revenue Code have been or will be made.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 13, 2007.

CENTERPOINT ENERGY, INC. (Registrant)
By:	/s/ David M. McClanahan
David M. McClanahan
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David M. McClanahan David M. McClanahan	President, Chief Executive Officer and Director (Principal Executive Officer)	December 13, 2007
/s/ Gary L. Whitlock Gary L. Whitlock	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 13, 2007
/s/ Walter L. Fitzgerald Walter L. Fitzgerald	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 13, 2007
/s/ Milton Carroll Milton Carroll	Director	December 13, 2007
/s/ Donald R. Campbell Donald R. Campbell	Director	December 13, 2007
/s/ Derrill Cody Derrill Cody	Director	December 13, 2007
/s/ O. Holcombe Crosswell O. Holcombe Crosswell	Director	December 13, 2007
/s/ Janiece M. Longoria Janiece M. Longoria	Director	December 13, 2007
* Thomas F. Madison	Director	December 13, 2007
/s/ Robert T. O’Connell Robert T. O’Connell	Director	December 13, 2007
/s/ Michael E. Shannon Michael E. Shannon	Director	December 13, 2007

Signature	Title	Date
/s/ Peter S. Wareing Peter S. Wareing	Director	December 13, 2007
/s/ Sherman M. Wolff Sherman M. Wolff	Director	December 13, 2007

*By:	/s/ David M. McClanahan

David M. McClanahan
Attorney-in-Fact
     Pursuant to the requirements of the Securities Act of 1933, the Benefits Committee has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on behalf of the CenterPoint Energy, Inc. Savings Plan by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 13, 2007.

CENTERPOINT ENERGY, INC. SAVINGS PLAN
By:	/s/ Marc Kilbride
Marc Kilbride
Chairman of the Benefits Committee of CenterPoint Energy, Inc., Plan Administrator

Exhibit Index

			SEC File or
Exhibit		Report or	Registration	Exhibit
Number	Document Description	Registration Statement	Number	Reference

4.1* -	Amended and Restated Articles of Incorporation of CenterPoint Energy, Inc.	Registration Statement on Form S-4 of CenterPoint Energy, Inc.	3-69502	3.1

4.2* -	Articles of Amendment to the Amended and Restated Articles of Incorporation of CenterPoint Energy, Inc.	Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2001	1-31447	3.1.1

4.3* -	Amended and Restated Bylaws of CenterPoint Energy, Inc.	Form 8-K of CenterPoint Energy, Inc. filed October 31, 2007	1-31447	3.1

4.4* -	Form of CenterPoint Energy Stock Certificate	Registration Statement on Form S-4 of CenterPoint Energy, Inc.	3-69502	4.1

4.5* -	Rights Agreement dated as of January 1, 2002 between CenterPoint Energy, Inc. and JPMorgan Chase Bank, as Rights Agent	Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2001	1-31447	4.2

4.6* -	Statement of Resolution Establishing Series of Shares designated Series A Preferred Stock and Form of Rights Certificate	Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2001	1-31447	3.3

5.1 -	Opinion of Baker Botts L.L.P.

23.1 -	Consent of Deloitte & Touche LLP

23.2 -	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1*-	Powers of Attorney	Included on the signature page of Registration Statement on Form S-8 of CenterPoint Energy, Inc.	3-115976	24.1

*	Incorporated herein by reference as indicated.
The registrant undertakes that the Savings Plan and any amendment thereto have been or will be submitted to the Internal Revenue Service (“IRS”) in a timely manner and all changes required by the IRS for the Savings Plan to be qualified under Section 401 of the Internal Revenue Code have been or will be made.